EXHIBIT 99.1




For Immediate Release               For Information Contact: Kenneth L. Bertrand
Date:    May 15, 2003                                             (630) 778-7700




                           ALLIED FIRST BANCORP, INC.
                ANNOUNCES COMPLETION OF STOCK REPURCHASE PROGRAM


         NAPERVILLE, ILLINOIS May 15, 2003 - Allied First Bancorp, Inc., the holding company for Allied First Bank, announced that it completed its first stock repurchase program that it commenced on May 5, 2003. The Company repurchased 50,000 shares at an average price of $13.25 per share.

         As of March 31, 2003, the Company had consolidated total assets of $95.7 million, stockholders' equity of $10.4 million and 608,350 outstanding shares of common stock. The Company's stock is traded on the OTC Electronic Bulletin Board under the symbol "AFBA."

         Statements contained in this press release which are not historical in nature are forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. These risks and uncertainties include changing market conditions, changes in the market price of Allied First Bancorp, Inc.'s common stock, regulatory constraints and other factors as may be identified from time to time in Allied First Bancorp, Inc.'s filings with the Securities and Exchange Commission or in Allied First Bancorp, Inc.'s press releases. Allied First Bancorp, Inc. undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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